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                                   EXHIBIT 11
                                   ----------

ENVIRONMENTAL POWER CORPORATION
COMPUTATION OF EARNINGS PER SHARE

                                                                 INCOME                   SHARES                PER SHARE
                                                               (NUMERATOR)             (DENOMINATOR)             AMOUNTS
                                                          ------------------      --------------------      ---------------
Three Months Ended September 30, 2001:
-------------------------------------
Income attributable to shareholders                               $  922,030                15,547,945
Effect of dividends to preferred stockholders                         (1,250)
                                                                  ----------                ----------                -----
Basic EPS - Income attributable to common shareholders               920,780                15,547,945                $0.06
Effect of dilutive securities:
     Assumed conversion of preferred stock                                                   1,483,205
     Assumed exercise of dilutive stock options                                                 32,255
                                                                  ----------                ----------                -----
Diluted EPS - Income attributable to common shareholders          $  920,780                17,063,405                $0.05
                                                                  ==========                ==========                =====

Three Months Ended September 30, 2000:
-------------------------------------
Income attributable to shareholders                               $  903,168                11,406,783
Effect of dividends to preferred stockholders                         (1,250)
                                                                  ----------                ----------                -----
Basic EPS - Income attributable to common shareholders               901,918                11,406,783                 0.08
Effect of dilutive securities:
     Assumed exercise of dilutive stock options                                                  4,233
                                                                  ----------                ----------                -----
Diluted EPS - Income attributable to common shareholders          $  901,918                11,411,016                $0.08
                                                                  ==========                ==========                =====

                                                                 INCOME                   SHARES                PER SHARE
                                                               (NUMERATOR)             (DENOMINATOR)             AMOUNTS
                                                          ------------------      --------------------      ---------------
Nine Months Ended September 30, 2001:
-------------------------------------
Income attributable to shareholders                               $1,692,496                12,802,339
Effect of dividends to preferred stockholders                         (3,750)
                                                                  ----------                ----------                -----
Basic EPS - Income attributable to common shareholders             1,688,746                12,802,339                $0.13
Effect of dilutive securities:
     Assumed conversion of preferred stock                                                     499,835
     Assumed exercise of dilutive stock options                                                 20,503
                                                                  ----------                ----------                -----
Diluted EPS - Income attributable to common shareholders          $1,688,746                13,322,677                $0.13
                                                                  ==========                ==========                =====

Nine Months Ended September 30, 2000:
-------------------------------------
Income attributable to shareholders                               $2,032,140                11,406,783
Effect of dividends to preferred stockholders                         (3,750)
                                                                  ----------                ----------                -----
Basic EPS - Income attributable to common shareholders             2,028,390                11,406,783                 0.18
Effect of dilutive securities:
     Assumed exercise of dilutive stock options                                                  1,954
                                                                  ----------                ----------                -----
Diluted EPS - Income attributable to common shareholders          $2,028,390                11,408,737                $0.18
                                                                  ==========                ==========                =====